                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 11, 2002

                               VIEWCAST.COM, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                 000-29020                75-2528700
--------------------------------------------------------------------------------
(State or other jurisdiction of (Commission File         I.R.S. Employer
incorporation or organization)      Number)            Identification No.)

17300 DALLAS PARKWAY. SUITE 2000, DALLAS, TX                  75248
--------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code:         972-488-7200
                                                    ---------------------------

         The undersigned Registrant hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on October 25, 2002.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED



                              DELTA COMPUTEC, INC.
          (A Wholly-Owned Subsidiary of NQL Inc., Debtor-in-Possession)



                                      INDEX


                                                                        PAGE
                                                                        ----
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  3

BALANCE SHEETS
     DECEMBER 31, 2001 AND 2000                                           4

STATEMENTS OF OPERATIONS
     YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999                         5

STATEMENTS OF STOCKHOLDERS' EQUITY
     YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999                         6

STATEMENTS OF CASH FLOWS
     YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999                         7

NOTES TO FINANCIAL STATEMENTS                                          8-15



                                      * * *

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors
Delta CompuTec, Inc.


We have audited the accompanying balance sheets of DELTA COMPUTEC, INC. (a wholly-owned subsidiary of NQL Inc., Debtor-in-Possession) as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Delta Computec, Inc. as of December 31, 2001 and 2000, and its results of operations and cash flows for the years ended December 2001, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.

The financial statements for the year ended December 31, 2000 have been restated to include a credit for income taxes that was not recorded in the financial statements for that year previously issued by the Company.



                                                J.H. Cohn LLP

Roseland, New Jersey
November 15, 2002

                              DELTA COMPUTEC, INC.
          (A Wholly-Owned Subsidiary of NQL Inc., Debtor-in-Possession)

                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000


                                       ASSETS                                                  2001               2000
                                       ------                                               ------------      -------------


Current assets:
     Cash                                                                                   $     10,397      $     147,302
     Accounts receivable, net of allowance for doubtful accounts
         of $44,392 and $45,693                                                                2,104,809          2,865,811
     Inventories                                                                                 113,984            109,723
     Prepaid insurance                                                                           301,612
     Other current assets                                                                        229,543            124,001
                                                                                              ----------        -----------
              Total current assets                                                             2,760,345          3,246,837

Property and equipment, net                                                                    1,970,357          2,586,100
Goodwill, net                                                                                    820,638          7,553,091
Other intangible assets, net                                                                      66,947             82,911
Security deposit                                                                                  66,503             52,475
                                                                                              ----------        -----------

              Totals                                                                          $5,684,790        $13,521,414
                                                                                              ==========        ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Borrowings under line of credit                                                         $   940,583
     Accounts payable                                                                          1,111,826      $     896,679
     Deferred revenues                                                                           675,105          1,309,102
     Advances from Parent                                                                      1,363,136          2,483,590
     Accrued compensation expenses                                                               169,918             90,828
     Sales taxes payable                                                                         188,223            318,430
     Other current liabilities                                                                   258,584            192,560
                                                                                              ----------        -----------
              Total liabilities                                                                4,707,375          5,291,189
                                                                                              ----------        -----------

Commitments

Stockholders' equity:
     Common stock, $.01 par value; 1,000 shares authorized;
         100 shares issued and outstanding                                                             1                  1
     Additional paid-in capital                                                                8,445,995          8,385,995
     Accumulated deficit                                                                      (7,468,581)          (155,771)
                                                                                              ----------        -----------
              Total stockholders' equity                                                         977,415          8,230,225
                                                                                              ----------        -----------

              Totals                                                                          $5,684,790        $13,521,414
                                                                                              ==========        ===========


See Notes to Financial Statements.

                              DELTA COMPUTEC, INC.
          (A Wholly-Owned Subsidiary of NQL Inc., Debtor-in-Possession)

                            STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



                                                                          2001                 2000                1999
                                                                      ------------         ------------         -----------
Revenues:
     IT services                                                       $11,434,120          $11,033,088         $12,846,853
     IT products                                                         2,041,298            1,063,356           1,409,897
                                                                      ------------         ------------         -----------
         Totals                                                         13,475,418           12,096,444          14,256,750
                                                                      ------------         ------------        ------------

Cost of revenues:
     IT services                                                         9,172,348            9,107,660           8,953,482
     IT products                                                         1,504,863              648,649           1,040,773
                                                                      ------------         ------------         -----------
         Totals                                                         10,677,211            9,756,309           9,994,255
                                                                      ------------        -------------       -------------

Gross profit                                                             2,798,207            2,340,135           4,262,495
                                                                      ------------         ------------         -----------

Operating expenses:
     Selling, general and administrative                                 3,669,650            3,846,461           3,274,803
     Provision for goodwill impairment                                   6,296,673
                                                                      ------------         ------------         -----------
         Totals                                                          9,966,323            3,846,461           3,274,803
                                                                      ------------         ------------         -----------

Income (loss) from operations                                           (7,168,116)          (1,506,326)            987,692

Interest expense, including amortization of
     loan origination costs and debt discount
     of $94,985 in 2001                                                    144,694                4,265
                                                                      ------------         ------------         -----------

Income (loss) before income taxes                                       (7,312,810)          (1,510,591)            987,692

Provision (credit) for income taxes                                                            (394,000)            394,000
                                                                      ------------         ------------         -----------

Net income (loss)                                                     $ (7,312,810)        $ (1,116,591)        $   593,692
                                                                      ============         ============         ===========

Basic earnings (loss) per share                                       $    (73,128)        $    (11,166)        $     5,937
                                                                      ============         ============         ===========

Weighted average common shares
     outstanding                                                               100                  100                 100
                                                                      ============         ============         ===========






See Notes to Financial Statements.

                              DELTA COMPUTEC, INC.
          (A Wholly-Owned Subsidiary of NQL Inc., Debtor-in-Possession)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999






                                                                                       Retained
                                                Common Stock            Additional      Earnings
                                       ----------------------------      Paid-in     (Accumulated    Stockholders'
                                           Shares         Amount         Capital       Deficit)         Equity
                                       ------------    ------------    ------------   ------------    -------------



Balance, January 1, 1999                        100    $          1    $  8,385,995   $    367,128    $  8,753,124

Net income                                                                                 593,692         593,692
                                       ------------    ------------    ------------   ------------    ------------

Balance, December 31, 1999,
     as restated                                100               1       8,385,995        960,820       9,346,816

Net loss, as restated                                                                   (1,116,591)     (1,116,591)
                                       ------------    ------------    ------------   ------------    ------------

Balance at December 31, 2000                    100               1       8,385,995       (155,771)      8,230,225

Issuance of warrants under line
     of credit agreement                                                     60,000                         60,000

Net loss                                                                                (7,312,810)     (7,312,810)
                                       ------------    ------------    ------------   ------------    ------------

Balance, December 31, 2001                      100    $          1    $  8,445,995   $ (7,468,581)   $    977,415
                                       ============    ============    ============   ============    ============


See Notes to Financial Statements.

                              DELTA COMPUTEC, INC.
          (A Wholly-Owned Subsidiary of NQL Inc., Debtor-in-Possession)

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                            2001                2000               1999
                                                                        ------------        ------------       ------------
Operating activities:
     Net income (loss)                                                   $(7,312,810)        $(1,116,591)       $   593,692
     Adjustments to reconcile net income (loss) to
         net cash provided by (used in) operating
         activities:
         Provision for goodwill impairment                                 6,296,673
         Depreciation and amortization                                     1,548,735           1,249,365            759,327
         Bad debts                                                            (1,301)              4,928            (50,799)
         Deferred income taxes                                                                   117,000           (117,000)
         Changes in operating assets and liabilities:
              Accounts receivable                                            762,303            (125,962)            60,075
              Inventories                                                     (4,261)            (37,253)           (17,711)
              Prepaid expenses and other current
                  assets                                                    (467,139)           (579,876)           330,215
              Accounts payable                                               215,147              16,632             72,512
              Deferred revenues                                             (633,997)            306,339           (155,989)
              Accrued compensation expenses and
                  other current liabilities                                   20,621             141,358           (471,550)
                                                                        ------------        ------------       ------------
                      Net cash provided by (used in)
                           operating activities                              423,971             (24,060)         1,002,772
                                                                        ------------        ------------       ------------

Investing activities:
     Purchases of property and equipment                                    (390,498)         (1,408,991)        (1,381,298)
     Security deposit                                                        (14,028)
     Other                                                                    (1,479)             (3,535)           (92,128)
                                                                        ------------        ------------       ------------
                      Net cash used in investing
                           activities                                       (406,005)         (1,412,526)        (1,473,426)
                                                                        ------------        ------------       ------------

Financing activities:
     Net proceeds from line of credit borrowings                             965,583
     Net advances from (repayments to) Parent                             (1,120,454)          1,474,422            428,455
                                                                        ------------        ------------       ------------
                      Net cash provided by (used in)
                           financing activities                             (154,871)          1,474,422            428,455
                                                                        ------------        ------------       ------------

Net increase (decrease) in cash                                             (136,905)             37,836            (42,199)

Cash, beginning of year                                                      147,302             109,466            151,665
                                                                        ------------        ------------       ------------

Cash, end of year                                                       $     10,397        $    147,302       $    109,466
                                                                        ============        ============       ============

Supplemental disclosure of cash flow data:
     Interest paid                                                      $     49,709
                                                                        ============


See Notes to Financial Statements.

                              DELTA COMPUTEC, INC.
          (A Wholly-Owned Subsidiary of NQL Inc., Debtor-in-Possession)

                          NOTES TO FINANCIAL STATEMENTS



Note 1 - Organization and description of business:

               Delta CompuTec, Inc. (the "Company") was incorporated under the laws of the State of New York on November 15, 1979. It provides professional services including Internet and Intranet consulting, network design and on-site support under contracts with customers located primarily in the Northeastern United States. The Company provides information technology services and sells products to customers in vertical markets such as financial institutions, major international accounting firms, major healthcare providers, pharmaceutical companies and educational institutions. The industries in which the Company operates are characterized by rapid technological change and short product life cycles.

               The Company is a wholly-owned subsidiary of NQL Inc. (the "Parent") which filed a petition for relief under Chapter 11, Title 11 of the United States Code in the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court") on February 15, 2002 and, accordingly is operating as a debtor-in-possession. Although the Company had obligations to the Parent as of December 31, 2001 attributable to loans from and certain other transactions with the Parent (see Note 6), it had not guaranteed any of the Parent's obligations.

               The Company had a working capital deficiency as of December 31, 2001, and its operations generated net losses during 2001 and 2000. However, the Company incurred substantial noncash charges in 2001, and its operating activities provided cash. Management has instituted procedures to reduce the Company's expenditures. In addition, the Company entered into an agreement on May 31, 2002 for the sale of substantially all of its operations and operating assets and the transfer of certain of its liabilities which was consummated on October 11, 2002 (see Note 10). Accordingly management believes, but cannot assure, that the Company will be able to generate sufficient resources from the sale, and from operations prior to the consummation of the sale, to enable it to meet its obligations as they become due.


Note 2 - Summary of significant accounting policies:

           Use of estimates:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

               Inventories:

                  Inventories are stated at the lower of cost or market, determined by the first-in, first-out ("FIFO") method.

                              DELTA COMPUTEC, INC.
          (A Wholly-Owned Subsidiary of NQL Inc., Debtor-in-Possession)

                          NOTES TO FINANCIAL STATEMENTS



Note 2 - Summary of significant accounting policies (continued):

               Property and equipment:

                  Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the term of the lease or their useful lives.

                  The range of the estimated useful lives of property and equipment are as follows:


                                                                               Years
                                                                              -------
                      Machinery and equipment                                 3 to 10
                      Information technology service parts                          3
                      Leasehold improvements                                   1 to 6
                      Furniture and fixtures                                   5 to 7

               Goodwill:

                  Goodwill is comprised of the excess of the cost over the fair value of the net assets of the Company's business which was acquired in 1998, net of (i) accumulated amortization that was being computed on a straight-line basis over a 20-year period up to December 31, 2001 and (ii) a provision for impairment which was recorded, as explained below, as of December 31, 2001. As a result, goodwill was carried at $820,638 as of December 31, 2001, which represented management's estimate of its remaining net realizable value after the provision for impairment, and at $7,553,091 as of December 31, 2000, which represented cost net of accumulated amortization of $1,012,503. In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). Under SFAS 142, goodwill will no longer be systematically amortized. Instead it will be subject to reduction only when its carrying amount exceeds its estimated fair value based on impairment tests established by SFAS 142 that will be made at least annually.

               Other intangible assets:

                  Other intangible assets are comprised primarily of the cost of software licenses net of accumulated amortization computed on a straight-line basis over estimated useful lives of three to five years. Other intangible assets were stated net of accumulated amortization of $36,020 and $20,056 as of December 31, 2001 and 2000, respectively.

                              DELTA COMPUTEC, INC.
          (A Wholly-Owned Subsidiary of NQL Inc., Debtor-in-Possession)

                          NOTES TO FINANCIAL STATEMENTS


Note 2 - Summary of significant accounting policies (continued):

           Impairment of long-lived assets:

               As of December 31, 2001, the Company was subject to the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Under SFAS 121, impairment losses on long-lived assets, such as property and equipment, goodwill and other intangible assets are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value might not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

               Based on the terms of the agreement for the sale of the Company's business described in Note 10 and an estimate as of December 31, 2001 of the price to be paid by the purchaser, management determined that goodwill, which had a carrying value of $7,117,311, had a remaining net realizable value of only $820,638. Accordingly, the Company recorded a provision for impairment of $6,296,673 as of that date.

         Revenue recognition:

               The Company recognizes revenues from information technology service sales and post contract customer support on a straight-line basis over the contract period, provided no significant obligations remain and the collection of any related receivable is probable. Deferred revenues represent amounts billed and collected in advance for post contract customer support on information technology service contracts. Provisions for estimated losses on uncompleted contracts or services are made in the period in which such losses are determined.

               The Company recognizes revenues from sales of computer equipment and software upon shipment of such products provided the collection of any related receivable is probable.

         Loan origination costs and debt discount:

               Loan origination costs are deferred and amortized to interest expense over the term of the related loan on a straight-line basis. Debt discount is offset against the principal balance and amortized using the interest method over the term of the related loan.

         Earnings (loss) per share:

               Basic earnings (loss) per common share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during each period. The Company did not have any potentially dilutive common shares outstanding during 2001, 2000 and 1999.

                              DELTA COMPUTEC, INC.
          (A Wholly-Owned Subsidiary of NQL Inc., Debtor-in-Possession)

                          NOTES TO FINANCIAL STATEMENTS



Note 2 - Summary of significant accounting policies (concluded):

           Income taxes:

               The Parent files consolidated Federal income tax returns with the Company and its other subsidiaries and, accordingly, the Company's taxable income or loss is included in such tax returns. However, the Company determines its provisions and credits for Federal income taxes as if it were filing separate Federal income tax returns.

               The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

         Concentration of credit risk:

               The Company had three customers that accounted for approximately 50% of its revenues in 2001 and two customers that accounted for approximately 20% and 40% of its revenues in 2000 and 1999, respectively. At December 31, 2001 and 2000, the Company's receivables from these major customers totaled approximately 39% and 29% of total accounts receivable, respectively.

Note 3 - Property and equipment:

               Property and equipment consist of the following:


                                                                                                 2001               2000
                                                                                              ----------         ----------
                  Machinery and equipment                                                     $1,247,551         $1,248,074
                  Information technology service parts                                         2,733,116          2,347,124
                  Leasehold improvements                                                          84,376             80,561
                  Furniture and fixtures                                                          44,720             43,506
                                                                                              ----------         ----------
                                                                                               4,109,763          3,719,265
                  Less accumulated depreciation and amortization                               2,139,406          1,133,165
                                                                                              ----------         ----------

                      Totals                                                                  $1,970,357         $2,586,100
                                                                                              ==========         ==========


         Depreciation and amortization of property and equipment totaled $1,006,242, $791,631 and $322,206 in 2001, 2000 and 1999,
         respectively.

                              DELTA COMPUTEC, INC.
          (A Wholly-Owned Subsidiary of NQL Inc., Debtor-in-Possession)

                          NOTES TO FINANCIAL STATEMENTS

Note 4 - Other amortization expense:

               Amortization expense charged to operations, excluding amortization of leasehold improvements, consists of the following:

                                                                                        2001           2000          1999
                                                                                      --------       --------      --------
                  Charged to general and administrative expense:
                      Goodwill                                                        $430,065       $442,948      $434,596
                      Software licenses                                                 17,443         14,786         2,525
                  Charged to interest expense:
                      Loan origination costs                                            59,985
                      Debt discount                                                     35,000
                                                                                      --------       --------      --------

                            Totals                                                    $542,493       $457,734      $437,121
                                                                                      ========       ========      ========


Note 5 - Line of credit:

               At December 31, 2001, a bank was providing the Company with a $1,500,000 line of credit under a senior credit facility that was due to expire on May 31, 2002. Borrowings were based on the amount of the Company's eligible accounts receivable, were secured by substantially all of its assets and bore interest at a specified prime rate plus 2.5% (an effective rate of 7.25% at December 31, 2001). The terms of the loan agreement limit the amount the Company can transfer to the Parent to fund its operations.

               As part of the consideration for the bank's provision of the line of credit, the Parent issued warrants to the bank for the purchase of 50,000 shares of the Parent's common stock. The Company accounted for the Parent's issuance of the warrants as a contribution to its capital through a charge to debt discount (which was being amortized over the initial term of the loan) and an increase in additional paid-in capital of $60,000, which was equal to the fair value of the warrants at the date of issuance. The issuance of the warrants was a noncash transaction that is not reflected in the accompanying 2001 statement of cash flows.

               On May 31, 2002, the bank extended the expiration date of the loan agreement to, effectively, October 11, 2002 under the same terms and conditions as the original agreement, and the purchaser of the Company's operations assumed the Company's obligations under the line of credit as of that date.


Note 6 - Advances from Parent:

               Advances from Parent, which totaled $1,363,136 and $2,483,590 at December 31, 2001 and 2000, respectively, arose from loans from the Parent and charges by the Parent for expenses it incurred on behalf of the Company, including allocations of corporate overhead. These advances are noninterest bearing and are due on demand.

                              DELTA COMPUTEC, INC.
          (A Wholly-Owned Subsidiary of NQL Inc., Debtor-in-Possession)

                          NOTES TO FINANCIAL STATEMENTS

Note 7 - Income taxes:

           The provision (credit) for income taxes for 2000 and 1999 consisted of the following:

                                                                                              2000                  1999
                                                                                            ---------             --------
                  Current:
                      Federal                                                               $(397,000)            $397,000
                      State                                                                  (114,000)             114,000
                                                                                            ---------             --------
                           Totals                                                            (511,000)             511,000
                                                                                            ---------             --------

                  Deferred:
                      Federal                                                                  91,000              (91,000)
                      State                                                                    26,000              (26,000)
                                                                                            ---------             --------
                           Totals                                                             117,000             (117,000)
                                                                                            ---------             --------

                           Totals                                                           $(394,000)            $394,000
                                                                                            =========             ========


               The provision (credit) for income taxes in 2001, 2000 and 1999 differs from the amounts computed using the Federal statutory rate of 34% as a result of the following:

                                                                                             2001        2000       1999
                                                                                             -----       ----       ----
                  Federal statutory income tax rate                                           (34)%       (34)%       34%
                  Effects of:
                      State income taxes, net of Federal income tax                            (6)         (6)         6
                      Valuation allowance                                                      40          14
                                                                                             -----        ---       ----

                           Totals                                                               --%       (26)%       40%
                                                                                             =====        ===         ==

               The accompanying consolidated financial statements for the year ended December 31, 2000 have been restated to reflect the carryback of the Company's taxable loss for 2000 to 1999 and the resulting credit for income taxes. The carryback of this loss was sufficient to offset the tax obligation which should have been but was not recorded in the financial statements previously issued by the Company as of and for the year ended December 31, 2000.

               The effects of the restatement are summarized below:

                                                                                     As Previously
                                                                                        Reported            As Restated
                                                                                     -------------          -----------
                  Year ended December 31, 2000:
                      Statement of operations:
                         Credit for income taxes                                     $          --          $  (394,000)
                         Net loss                                                       (1,510,591)          (1,116,591)

                         Net loss per share                                                (15,106)             (11,166)
                      Statement of stockholders' equity:
                         Retained earnings, December 31, 1999                            1,354,820              960,820

                              DELTA COMPUTEC, INC.
          (A Wholly-Owned Subsidiary of NQL Inc., Debtor-in-Possession)

                          NOTES TO FINANCIAL STATEMENTS

Note 7 - Income taxes (concluded):

           As of December 31, 2001, the Company had net operating loss carryforwards of approximately $1,172,000 available to reduce future Federal and state taxable income which will expire at various dates through 2021.

           The Company's deferred tax assets as of December 31, 2001 and 2000 consisted of the effects of temporary differences attributable to the following:


                                                                                                2001                 2000
                                                                                             -----------            -------
                  Net operating loss carryforwards                                           $   469,000           $ 62,000
                  Reserve for impairments                                                      2,519,000
                                                                                             -----------            -------
                           Totals                                                              2,988,000             62,000
                                                                                             -----------            -------

                  Total deferred tax assets                                                    2,988,000             62,000
                  Less valuation allowance                                                    (2,988,000)           (62,000)
                                                                                             -----------            -------

                  Deferred tax assets                                                        $        --            $    --
                                                                                             ===========            =======


           Due to the uncertainties related to, among other things, the changes in the ownership of the Company, which could subject its net operating loss carryforwards to substantial annual limitations, and the extent and timing of its future taxable income, the Company offset its net deferred tax assets by equivalent valuation allowances as of December 31, 2001 and 2000. As a result of the increase in the valuation allowance of $2,926,000 and $62,000 during 2001 and 2000, respectively, there is no credit for income taxes reflected in the accompanying statements of operations to offset pre-tax losses in 2001 and a credit for income taxes in 2000 that is limited to the amount of the income taxes carried back and less than the amount computed based on the statutory rates.

Note 8 - Lease commitments:

           The Company leases its office facilities under operating leases which expire on various dates through 2006. The Company subleases one of the office facilities under an operating sublease which expires in 2003. Future minimum rental payments as of December 31, 2001 under the noncancelable operating leases that had initial lease terms in excess of one year are as follows:


                   Year Ending                                               Operating
                  December 31,                                                 Leases          Sublease           Net Rent
                   ------------                                              ----------        ---------         ----------
                        2002                                                 $  345,657        $(132,275)        $  213,382
                        2003                                                    336,657          (77,160)           259,497
                        2004                                                    336,657                             336,657
                        2005                                                    336,657                             336,657
                        2006                                                    196,383                             196,383
                                                                             ----------        ---------         ----------

                             Totals                                          $1,552,011        $(209,435)        $1,342,576
                                                                             ==========        =========         ==========

                              DELTA COMPUTEC, INC.
          (A Wholly-Owned Subsidiary of NQL Inc., Debtor-in-Possession)

                          NOTES TO FINANCIAL STATEMENTS



Note 8 - Lease commitments (concluded):

           Rent expense was approximately $249,000, $239,000 and $300,000, net of sublease rentals of $201,000, $191,000 and $189,000, in 2001,
           2000 and 1999, respectively.


Note 9 - Employee benefit plan:

           The Company sponsors a defined contribution profit-sharing plan, which has been qualified under Section 401(k) of the Internal Revenue Code, covering substantially all of its full-time employees. Company contributions to the plan are at the sole discretion of the Company's Board of Directors and cannot exceed the maximum allowable deductible for Federal income tax purposes. The Company made no contributions to the Plan in 2001, 2000 and 1999.


Note 10 - Other subsequent events:

           In addition to the extension of the term of the Company's line of credit (see Note 5), the Company entered into an agreement on May 31, 2002 for the sale, subject to Bankruptcy Court approval and certain other conditions, of substantially all of its operations and operating assets and the transfer of certain of its liabilities to an unrelated purchaser. The purchase price was subject to determination based primarily on the Company's working capital, the carrying value of its property and equipment and the volume of its customer contracts at the time of closing. The maximum purchase price was $2,500,000, subject to certain closing adjustments. The Company received Bankruptcy Court approval for the sale on August 7, 2002 and the sale was consummated on October 11, 2002. The purchase price was $2,500,000 of which $1,000,000 was payable in cash, net of closing adjustments, and the balance was payable through the issuance of shares of the purchaser's redeemable convertible preferred stock.

           Based on the terms of the agreement, the purchase price would have been $2,500,000 if the sale had been consummated on December 31, 2001. Since the maximum purchase price exceeded the carrying value of the net assets of the Company that were transferable to the purchaser, management determined that goodwill was impaired, and the Company wrote down goodwill to its estimated net realizable value through a provision for impairment in 2001 as explained in Note 2.



                                      * * *

         (b)  PRO FORMA FINANCIAL INFORMATION



                      VIEWCAST. COM, INC. AND SUBSIDIARIES

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS



         The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the acquisition of certain assets and liabilities and the operations of Delta Computec, Inc. (Delta) by Viewcast.com, Inc. (Viewcast) which occurred on October 11, 2002, as previously reported by Viewcast on Form 8-K, filed on October 25, 2002. The acquisition has been accounted for using the purchase method of accounting. These pro forma combined condensed financial statements have been prepared as if the acquisition had been completed as of January 1, 2001 for statement of operations purposes and as of December 31, 2001 for balance sheet purposes. The Delta unaudited interim balance sheet as of September 30, 2002 and the related statement of operations for the nine months ended September 30, 2002 are presented as part of the pro forma financial statements.

         The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at December 31, 2001 for balance sheet purposes or as of January 1, 2001 for statement of operations purposes, nor are these presentations necessarily indicative of the future financial position or results of operations. The pro forma combined condensed financial statements include adjustments, based upon preliminary estimates, to reflect the allocation of purchase consideration to the acquired assets and liabilities assumed of Delta, before any integration or restructuring adjustments. The final allocation of purchase consideration will be determined subject to adjustments from any contingent purchase price and the amount of liabilities assumed in the acquisition. The pro forma adjustments may differ as a result of these adjustments.

                       VIEWCAST.COM, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                               September 30, 2002

                                                                    ViewCast.com        Delta
                                                                        Inc.         Computec, Inc.       Combined
                                                                   --------------    --------------    --------------
                            ASSETS
Current assets:
  Cash and cash equivalents                                        $      213,651    $        8,246    $      221,897

  Accounts receivable, less allowance for  doubtful accounts of $109,000 and $159,462 for ViewCast.com and
    Delta Computec, Inc., respectively                                    681,534         1,773,863         2,455,397
  Inventory, net                                                        1,770,137            89,977         1,860,114
  Prepaid expenses                                                        172,956           241,559           414,515
                                                                   --------------    --------------    --------------
          Total current assets                                          2,838,278         2,113,645         4,951,923

Property and equipment, net                                               589,462         1,548,331         2,137,793
Software development costs, net                                           258,826                --           258,826
Deferred charges                                                          110,090                --           110,090
Deposits and other assets                                                 113,458                --           113,458
Goodwill and other intangibles                                                 --           878,461           878,461

Other assets                                                                   --            66,503            66,503
                                                                   --------------    --------------    --------------
          Total assets                                             $    3,910,114    $    4,606,940    $    8,517,054
                                                                   ==============    ==============    ==============


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Borrowings under line of credit                                  $           --    $      607,570    $      607,570
  Accounts payable                                                        641,878           732,934         1,374,812
  Accrued compensation                                                    266,367           345,467           611,834
  Deferred revenue                                                        224,685           863,455         1,088,140
  Advance from Parent                                                          --         1,237,983         1,237,983
  Other accrued liabilities                                               587,585           437,814         1,025,399

  Shareholder line of credit                                            5,211,754                --         5,211,754
                                                                   --------------    --------------    --------------
          Total current liabilities                                     6,932,269         4,225,223        11,157,492

Long-term debt                                                            950,000                --           950,000

Commitments                                                                    --                --                --

Series D Preferred Stock shares - (150,000 issued in the
  acquisition) - redeemable at $10 per share                                   --                --                --

Stockholders' equity (deficit):
  Convertible preferred stock, $.0001 par value:
    Authorized shares - 5,000,000
      Series B - issued and outstanding shares - 800,000 at
          September 30, 2002                                                   80                --                80
      Series C - issued and outstanding shares - 200,000 at
          September 30, 2002                                                   20                --                20
  Common stock, $.0001 par value: Authorized shares -
       100,000 issued and outstanding shares - 20,792,311 at
       September 30, 2002                                                   2,080                --             2,080
  Additional paid-in capital                                           55,678,731         8,445,996        64,124,727
  Accumulated deficit                                                 (59,641,160)       (8,064,279)      (67,705,439)
  Treasury stock,  261,497 shares at September 30, 2002                   (11,906)               --           (11,906)
                                                                   --------------    --------------    --------------
          Total stockholders' equity (deficit)                         (3,972,155)          381,717        (3,590,438)
                                                                   --------------    --------------    --------------

          Total liabilities and stockholders' equity (deficit)     $    3,910,114    $    4,606,940    $    8,517,054
                                                                   ==============    ==============    ==============


                                                                     Pro Forma              Pro Forma
                                                                     Adjustments            Combined
                                                                    --------------       --------------
                            ASSETS
Current assets:
  Cash and cash equivalents                                         $     (500,000)(b)   $      221,897
                                                                           500,000(c)
  Accounts receivable, less allowance for  doubtful accounts of $109,000 and $159,462 for ViewCast.com and
    Delta Computec, Inc., respectively                                          --            2,455,397
  Inventory, net                                                                --            1,860,114
  Prepaid expenses                                                        (130,861)(a)          283,654
                                                                    --------------       --------------
          Total current assets                                            (130,861)           4,821,062

Property and equipment, net                                                     --            2,137,793
Software development costs, net                                                 --              258,826
Deferred charges                                                                --              110,090
Deposits and other assets                                                       --              113,458
Goodwill and other intangibles                                            (878,461)(a)               --
                                                                           929,653(d)           929,653
Other assets                                                                    --               66,503
                                                                    --------------       --------------
          Total assets                                              $      (79,669)      $    8,437,385
                                                                    ==============       ==============


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Borrowings under line of credit                                   $           --       $      607,570
  Accounts payable                                                        (150,800)(a)        1,224,012
  Accrued compensation                                                          --              611,834
  Deferred revenue                                                              --            1,088,140
  Advance from Parent                                                   (1,237,983)(a)               --
  Other accrued liabilities                                               (251,346)(a)        1,274,053
                                                                           500,000(c)
  Shareholder line of credit                                                    --            5,211,754
                                                                    --------------       --------------
          Total current liabilities                                     (1,140,129)          10,017,363

Long-term debt                                                                  --              950,000

Commitments                                                                                          --

Series D Preferred Stock shares - (150,000 issued in the
  acquisition) - redeemable at $10 per share                             1,500,000(b)         1,500,000

Stockholders' equity (deficit):
  Convertible preferred stock, $.0001 par value:
    Authorized shares - 5,000,000
      Series B - issued and outstanding shares - 800,000 at
          September 30, 2002                                                    --                   80
      Series C - issued and outstanding shares - 200,000 at
          September 30, 2002                                                    --                   20
  Common stock, $.0001 par value: Authorized shares -
       100,000 issued and outstanding shares - 20,792,311 at
       September 30, 2002                                                       --                2,080
  Additional paid-in capital                                            (8,503,819)(e)       55,620,908
  Accumulated deficit                                                    8,064,279(e)       (59,641,160)
  Treasury stock,  261,497 shares at September 30, 2002                         --              (11,906)
                                                                    --------------       --------------
          Total stockholders' equity (deficit)                            (439,540)          (4,029,978)
                                                                    --------------       --------------

          Total liabilities and stockholders' equity (deficit)      $      (79,669)      $    8,437,385
                                                                    ==============       ==============


                             See accompanying note.

                       VIEWCAST.COM, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                      For the year ended December 31, 2001




                                                 ViewCast.com         Delta          Conforming
                                                     Inc.         Computec, Inc.     Adjustments            Combined
                                                --------------    --------------    --------------       --------------


Net sales                                       $    7,950,887    $   13,475,418    $           --       $   21,426,305

Cost of goods sold (exclusive of depreciation
  and amortization shown separately below)           3,575,411        10,677,211          (929,614)(f)       13,323,008
                                                --------------    --------------    --------------       --------------

Gross profit                                         4,375,476         2,798,207           929,614            8,103,297

Operating expenses:
  Selling, general and administrative                7,604,415         3,669,650          (524,144)(f)       10,749,921
  Research and development                           4,200,571                --                --            4,200,571
  Restructuring charge                                 219,604                --                --              219,604
  Depreciation and amortization                        932,554                --         1,453,758(f)         2,386,312

  Provision for goodwill impairment                         --         6,296,673                --            6,296,673
                                                --------------    --------------    --------------       --------------
      Total operating expenses                      12,957,144         9,966,323           929,614           23,853,081
                                                --------------    --------------    --------------       --------------

Operating loss                                      (8,581,668)       (7,168,116)               --          (15,749,784)

Other income (expense):
  Dividend and interest income                          35,069                --                --               35,069
  Interest expense                                    (677,087)         (144,694)               --             (821,781)
  Other                                                150,731                --                --              150,731
                                                --------------    --------------    --------------       --------------
      Total other income (expense)                    (491,287)         (144,694)               --             (635,981)
                                                --------------    --------------    --------------       --------------
Net loss                                        $   (9,072,955)   $   (7,312,810)   $           --       $  (16,385,765)
                                                ==============    ==============    ==============       ==============



Net loss per share: basic and diluted           $        (0.54)
                                                ==============

Weighted average number of common
  shares outstanding                                17,204,891
                                                ==============


                                                  Pro Forma          Pro Forma
                                                 Adjustments         Combined
                                                --------------    --------------


Net sales                                       $           --    $   21,426,305

Cost of goods sold (exclusive of depreciation
  and amortization shown separately below)                  --        13,323,008
                                                --------------    --------------

Gross profit                                                --         8,103,297

Operating expenses:
  Selling, general and administrative                       --        10,749,921
  Research and development                                  --         4,200,571
  Restructuring charge                                      --           219,604
  Depreciation and amortization                       (430,065)(h)     2,081,247
                                                       125,000 (i)
  Provision for goodwill impairment                 (6,296,673)(g)            --
                                                --------------    --------------
      Total operating expenses                      (6,601,738)       17,251,343
                                                --------------    --------------

Operating loss                                       6,601,738        (9,148,046)

Other income (expense):
  Dividend and interest income                              --            35,069
  Interest expense                                          --          (821,781)
  Other                                                     --           150,731
                                                --------------    --------------
      Total other income (expense)                          --          (635,981)
                                                --------------    --------------
Net loss                                        $    6,601,738    $   (9,784,027)
                                                ==============    ==============



Net loss per share: basic and diluted                             $        (0.63)
                                                                  ==============

Weighted average number of common
  shares outstanding                                                  17,204,891
                                                                  ==============



                             See accompanying note.

                       VIEWCAST.COM, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                  For the nine months ended September 30, 2002




                                                      ViewCast.com         Delta           Conforming
                                                          Inc.         Computec, Inc.     Adjustments           Combined
                                                     --------------    --------------    --------------       --------------


NET SALES                                            $    5,659,818    $    7,820,696    $           --       $   13,480,514

Cost of goods sold (exclusive of depreciation
  and amortization shown separately below)                2,569,981         6,055,533          (586,239)(j)        8,039,275
                                                     --------------    --------------    --------------       --------------

GROSS PROFIT                                              3,089,837         1,765,163           586,239            5,441,239

Operating expenses:
  Selling, general and administrative                     3,705,331         2,277,892          (163,022)(j)        5,820,201
  Research and development                                2,361,703                --                --            2,361,703
  Restructuring charge                                      119,343                --                --              119,343
  Depreciation and amortization                             642,872                --           653,333 (j)        1,296,205
                                                     --------------    --------------    --------------       --------------
      Total operating expenses                            6,829,249         2,277,892           490,311            9,597,452
                                                     --------------    --------------    --------------       --------------

OPERATING LOSS                                           (3,739,412)         (512,729)           95,928           (4,156,213)

Other income (expense):
  Dividend and interest income                                1,724                --                --                1,724
  Interest expense                                         (602,790)          (82,181)          (95,928)(j)         (780,899)
  Gain on sale of available-for-sale securities           1,071,891                --                --            1,071,891
  Other                                                      11,684              (789)               --               10,895
                                                     --------------    --------------    --------------       --------------
      Total other income (expense)                          482,509           (82,970)          (95,928)             303,611
                                                     --------------    --------------    --------------       --------------

NET LOSS                                             $   (3,256,903)   $     (595,699)   $           --       $   (3,852,602)
                                                     ==============    ==============    ==============       ==============

NET LOSS PER SHARE: BASIC AND DILUTED                $        (0.16)
                                                     ==============

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                                     19,990,013
                                                     ==============

                                                     Pro Forma            Pro Forma
                                                    Adjustments            Combined
                                                   --------------       --------------


NET SALES                                          $           --       $   13,480,514

Cost of goods sold (exclusive of depreciation
  and amortization shown separately below)                     --            8,039,275
                                                   --------------       --------------

GROSS PROFIT                                                   --            5,441,239

Operating expenses:
  Selling, general and administrative                          --            5,820,201
  Research and development                                     --            2,361,703
  Restructuring charge                                         --              119,343
  Depreciation and amortization                            93,750(k)         1,389,955
                                                   --------------       --------------
      Total operating expenses                             93,750            9,691,202
                                                   --------------       --------------

OPERATING LOSS                                            (93,750)          (4,249,963)

Other income (expense):
  Dividend and interest income                                 --                1,724
  Interest expense                                             --             (780,899)
  Gain on sale of available-for-sale securities                --            1,071,891
  Other                                                        --               10,895
                                                   --------------       --------------
      Total other income (expense)                             --              303,611
                                                   --------------       --------------

NET LOSS                                           $      (93,750)      $   (3,946,352)
                                                   ==============       ==============

NET LOSS PER SHARE: BASIC AND DILUTED                                   $        (0.23)
                                                                        ==============

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                                                        19,990,013
                                                                        ==============




                             See accompanying note.

                       VIEWCAST.COM, INC. AND SUBSIDIARIES
      NOTE TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


1.   PRO-FORMA ADJUSTMENTS TO COMBINED CONDENSED FINANCIAL STATEMENTS

         The unaudited combined condensed financial statements reflect a purchase price of $4,562,154 (subject to adjustment) which is based upon the following:



                Cash                                                         $   500,000
                Fair value of Series D Preferred Stock                         1,500,000
                Liabilities assumed                                            2,562,154
                                                                             -----------

                Total consideration                                          $ 4,562,154
                                                                             ===========

         The 150,000 shares of Series D preferred stock have a stated value of $10.00 per share with a right to convert to common stock at $1.50 per share or a total of one million common shares of Viewcast. The number of shares to be issued is subject to certain post-closing adjustments; however, the maximum number of shares to be issued is 150,000. The Series D Preferred Stock is redeemable at its stated value at the holders' option upon written notice at any time after October 11, 2005 or prior to that date if Viewcast common stock has a market value of $3.75 per share for ten consecutive trading days. Additionally, two additional cash payments (Contingent Consideration) are due six months and one year after closing subject to adjustments which will be determined based on post-closing revenue levels of Delta. The final purchase price will be subject to adjustments from the Contingent Consideration and the amount of liabilities assumed in the acquisition. Any purchase price amounts in excess of tangible assets acquired will be allocated to acquired customer contracts and goodwill.

         The referenced adjustments related to each of the unaudited pro forma combined financial statements are as follows:

         BALANCE SHEET:


                (a)  To adjust for assets and liabilities not acquired by Viewcast

                      Prepaid expenses                                            $   130,861
                      Goodwill and intangibles                                    $   878,461
                      Accounts payable                                            $   150,800
                      Advances from parent                                        $ 1,237,983
                      Other accrued liabilities                                   $   251,346

                (b)  To record the consideration given in the acquisition

                      Cash                                                        $   500,000
                      Series D - Preferred Stock                                  $ 1,500,000

                (c)  To record $500,000 of cash proceeds borrowed for the transaction

                      Cash                                                        $   500,000
                      Other accrued liabilities                                   $   500,000


                       VIEWCAST.COM, INC. AND SUBSIDIARIES
NOTE TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS - CONTINUED


                (d)   To record intangible assets acquired in the transaction

                      Total purchase price                                         $4,562,154
                      Less fair value of assets acquired                            3,632,501
                                                                                   ----------
                              Intangible assets                                    $  929,653
                                                                                   ==========

                (e)   To eliminate Delta equity after acquisition and to give affect to other adjustments

                      Additional paid-in capital                                   $8,503,819
                      Accumulated deficit                                          $8,064,279


         STATEMENTS OF OPERATIONS - YEAR ENDED DECEMBER 31, 2001

                (f)   To conform Delta financial statements to View Cast presentation for depreciation and amortization

                      Cost of goods sold                                           $  929,614
                      Selling, General and administrative                          $  524,144
                      Depreciation and amortization                                $1,453,758

                (g)   To eliminate goodwill impairment charge
                                                                                   $6,296,673

                (h)   To remove Delta goodwill amortization
                                                                                   $  430,065

                (i)   To amortize acquired customer contracts (estimated to be $250,000)
                      over a 24 month estimated useful life
                                                                                   $  125,000


         STATEMENTS OF OPERATIONS - NINE MONTHS ENDED SEPTEMBER 30, 2002


                (j)   To conform Delta financial statements to View Cast presentation for depreciation, amortization and interest

                      Cost of goods sold                                           $  586,239
                      Selling, General and administrative                          $  163,022
                      Depreciation and amortization                                $  653,333
                      Interest Expense                                             $   95,928


                (k)  To amortize acquired customer contracts over a 24 month estimated useful life
                                                                                   $   93,750

         (c)  EXHIBITS


EXHIBIT    EXHIBIT
NO.        DESCRIPTION

10.1* Asset Purchase Agreement among Delta Computec Inc., NQL Inc. and ViewCast.com, Inc. dated as of May 31, 2002.

-----------------------
* Previously filed

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ViewCast.com, Inc.
                                                ------------------
                                                   (Registrant)



                                                BY:
Date: December 20, 2002                         /s/ Laurie L. Latham
                                                -------------------------------
                                                Laurie L. Latham
                                                Chief Financial Officer
                                                Principal Financial Officer